UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2026

CNH INDUSTRIAL N.V.

(Exact name of registrant as specified in its charter)

Netherlands	001-36085	98-1125413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cranes Farm Road, Basildon, Essex, SS14 3AD, United Kingdom	N/A
(Address of principal executive offices)	(Zip Code)

+44 2079 251964

Registrant’s telephone number including area code

N/A

(Former name, former address and former fiscal year, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value €0.01	CNH	New York Stock Exchange
3.850% Notes due 2027	CNH27	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934(§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2026, each of Ms. Asa Tamsons and Mr. Richard J. Kramer, both current members of the Board of Directors (the “Board”) of CNH Industrial N.V. (the “Company”), notified the Board that they will not stand for re-election to the Board at the end of their respective current terms, and as a result, their respective terms as directors will end at the conclusion of the 2026 Annual Stockholders Meeting (“2026 Annual Meeting”). Ms. Tamsons’ and Mr. Kramer’s respective decisions are not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company would like to thank Ms. Tamsons and Mr. Kramer for their service on the Board.

As discussed further in the Company’s Proxy Statement in connection with its 2026 Annual Meeting, based on the recommendation of the Governance and Sustainability Committee of the Board of Directors, the Company has nominated Mr. Richard Palmer and Mr. Lorenzo Simonelli for election as directors to replace Ms. Asa Tamsons and Mr. Richard J. Kramer following the 2026 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CNH INDUSTRIAL N.V.

By:	/s/ Britton Worthen
Name:	Britton Worthen
Title:	Chief Legal and Compliance Officer

Date: March 26, 2026